                                                                     EXHIBIT 4.1

                               [FORM OF SECURITY]

                               (FACE OF SECURITY)

[For Global Security only:

         Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS THREE YEARS AFTER THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO RULE 144A, FOR SO LONG AS IT IS AVAILABLE, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN "ACCREDITED INVESTOR," WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN "ACCREDITED INVESTOR," THAT PRIOR TO SUCH TRANSFER DELIVERS AN OPINION OF COUNSEL, CERTIFICATION




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AND OTHER INFORMATION IN FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH
TRANSFEREE IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT, THAT SUCH ACCREDITED INVESTOR IS ACQUIRING THE SECURITY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND THAT SUCH TRANSFER COMPLIES WITH THE SECURITIES ACT, (E) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND ARE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR
(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

                                 METRICOM, INC.

                        8% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2003

No.                                                        CUSIP No. ___________

                                                                       $ _______

                 Metricom, Inc. a Delaware corporation (hereinafter called the "Company", which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____, or registered assigns, the principal sum of _____ Dollars, on September 15, 2003.

                 Interest Payment Dates: March 15 and September 15 commencing March 15, 1997.

                 Record Dates:  March 1 and September 1.

                 Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.





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                 IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:

                                       METRICOM, INC.
                                       a Delaware corporation

[Seal]

                                       By:
                                          ------------------------------
                                          Name:
                                          Title:



Attest:
       ------------------------




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               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                 This is one of the Securities described in the within-mentioned Indenture.



                                       U. S. Trust Company of California, N.A.
                                       as Trustee


                                       By:
                                          --------------------------------
                                          Authorized Signatory

Dated:





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                             (REVERSE OF SECURITY)

                                 METRICOM, INC.

                        8% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2003

1.       Interest.

         Metricom, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 8% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 8% per annum.

         The Company will pay interest semi-annually on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing March 15, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.       Method of Payment.

         The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal, redemption or repurchase payments. Any such interest not so punctually paid, and defaulted interest relating thereto, may be paid to the Persons who are registered Holders at the close of business on a Special Record Date for the payment of such defaulted interest, as more fully provided in the Indenture referred to below. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or the Company may mail any such interest payment to a Holder at the Holder's registered address.

         The Securities will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or at the option of the Company, payment of principal, premium, interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the registry of Holders.





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3.       Paying Agent and Security Registrar.

         Initially, U. S. Trust Company of California, N.A. (the "Trustee") will act as Paying Agent and Security Registrar. The Company may change any Paying Agent, Security Registrar or co-Security Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Security Registrar or co-Security Registrar.

4.       Indenture.

         The Company issued the Securities under an Indenture, dated as of August 15, 1996 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $45,000,000.

5.       Redemption.

         The Securities may be redeemed in whole or from time to time in part at any time on and after September 15, 1999, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, plus any accrued but unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders of a record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date).

           If redeemed during the 12-month period
           beginning on September 15 of the years indicated below           Redemption Price
           1999                                                                   104.0%
           2000                                                                   102.7
           2001                                                                   101.3

and 100% at September 15, 2002. Any such redemption will comply with Article III of the Indenture.

6.       Notice of Redemption.

         Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date, to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Security Registrar. Securities may be redeemed in part in multiples of $1,000 only.

         Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent





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on such Redemption Date and payment of the Securities called for redemption is not prohibited under Article XII of the Indenture, the Securities called for redemption will cease to bear interest and Liquidated Damages, if any, and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Redemption Date.

7.       Denominations; Transfer; Exchange.

         The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.       Persons Deemed Owners.

         The registered Holder of a Security may be treated as the owner of it for all purposes.

9.       Unclaimed Money.

         If money for the payment of principal, premium, interest, Liquidated Damages, Repurchase Price or Redemption Price remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.      Amendment; Supplement; Waiver.

         Subject to certain exceptions set forth in Section 9.2 and 11.1 of the Indenture, the Indenture or the Securities may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

11.      Conversion Rights.

         Subject to the provisions of the Indenture, the Holders have the right to convert the principal amount of the Securities into fully paid and nonassessable shares of Common Stock of the Company at the initial conversion price per share of Common Stock of $14.55, or at the adjusted conversion price then in effect, if adjustment has been made as provided in the Indenture, upon surrender of the Security to the Company, together with a fully executed notice in substantially the form attached





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hereto and, if required by the Indenture, an amount equal to accrued interest payable on such Security.

12.      Ranking.

         Payment of principal, premium, if any, and interest on, and Liquidated Damages with respect to, and the Repurchase Price or Redemption Price, as applicable, on the Securities is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

13.      Repurchase at Option of Holder.

         If there is a Change of Control, the Company shall be required, subject to certain exceptions, to offer to purchase on the Repurchase Date all outstanding Securities at a Repurchase Price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Repurchase Date. Holders of Securities will receive a Repurchase Offer from the Company prior to any related Repurchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

14.      Successors.

         When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

15.      Defaults and Remedies.

         If an Event of Default occurs and is continuing (other than as Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal of, or premium, if any, or interest on or Liquidated Damages, if any, with respect to any of the Securities, including default in the payment of any redemption or repurchase obligation), if it determines that withholding notice is in their interest.

16.      Trustee Dealings with Company.





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         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.      No Recourse Against Others.

         No stockholder, director, officer or employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Securities or the Indenture by reason of his, her, or its status as such stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.      Authentication.

         This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

19.      Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.      Additional Rights of Holders of Restricted Securities.

         In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement.





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                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Security purchased by the Company
pursuant to Article XI of the Indenture, check the box: /   /

         If you want to elect to have only part of this Security purchased by the Company pursuant to Article XI of the Indenture, state the amount you want to be purchased: $________




Date:               Signature:
      ---------     -------------------------------------
                    (Sign exactly as your name appears on
                    the other side of this Security)

                    Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

                    ________________________________________________
                                             Signature Guarantee





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                               CONVERSION NOTICE

To:  Metricom, Inc.

         The undersigned owner of this Note hereby: (i) irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, for shares of Common Stock of Metricom, Inc. in accordance with the terms of this Indenture referred to in this Note and (ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Note(s) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated
      -------------         ----------------------------------------------------
                                               Signature

                            Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of
                            Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

                            ----------------------------------------------------
                                         Signature Guarantee

         Fill in for registration of shares if to be delivered, and of Note(s) if to be issued, otherwise than to and in the name of the registered holder.


                            ----------------------------------------------------
                            Social Security or other Taxpayer Identifying Number


- ----------------------------------
            (Name)


- ----------------------------------
        (Street Address)


- ----------------------------------
    (City, State and Zip Code)
  (Please print name and address)


                            Principal amount to be converted: (if less than all)





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                                              $
                                               --------------------------------






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                                   ASSIGNMENT

         For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________________________________
_______ (Please insert name, social security or other Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints ___________________________________________________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

         In connection with any transfer of the within Security within three years of the date of original issuance of such Security, the undersigned confirms that such Security is being transferred:

                To Metricom, Inc. or a subsidiary thereof; or


                Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

                To an "Accredited Investor" pursuant to and in compliance with the Securities Act; or


                Pursuant to and in compliance with Rule 144 under the Securities Act; or

                Pursuant to and in compliance with Regulation S under the Securities Act;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").


                The transferee is an Affiliate of the Company.


Dated:
      -----------     ----------------------------------------------------------



                      ----------------------------------------------------------
                                             Signature(s)
                      Signature(s) must be guaranteed by an eligible Guarantor
                      Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.


                      ----------------------------------------------------------
                                        Signature Guarantee





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